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                       AMENDMENT NO. 1
                   TO ADVISORY AGREEMENT

     This Amendment No. 1 effective as of September 1, 1998
(the "Amendment") is an amendment to the Advisory Agreement dated as of May 1, 1994 (the "Advisory Agreement") by and among Prudential-Bache Capital Return Futures Fund 2, L.P., a Delaware limited partnership (the "Partnership"), Prudential Securities Futures Management, Inc., a Delaware corporation (the "General Partner") and Welton Investment
Corporation, a Delaware corporation ("WIC"), the company into which Welton Investment Systems Corporation merged.

                        WITNESSETH:

     WHEREAS, WIC is currently trading a portion of the Partnership's assets (the "Original Allocation") pursuant to the Advisory Agreement;

     WHEREAS, the General Partner desires WIC to direct trading for additional Partnership assets; and

     WHEREAS, WIC desires to direct trading for these additional assets of the Partnership;

     NOW, THEREFORE, the parties agree as follows:

1.  Additional Allocation.   The General Partner hereby
allocates approximately $4,000,000 (four million dollars)
(the "Additional Allocation")of the Partnership's asset to
WIC for which WIC will direct trading using its Diversified
Portfolio as described in its current Disclosure Document.

2.  Separate Account.  The parties agree that the Additional
Allocation will be deposited in an account separate from the Partnership assets currently traded by WIC pursuant to the Advisory Agreement.

3. Fees. WIC will receive a month management fee equal to 1/6 of 1% (approximately 2% annually) based on the Net Asset
Value of the Additional Allocation. In addition, it will receive a quarterly incentive fee equal to 20% of the New
High Net Trading Profits earned on the Additional
Allocation. The fees paid on the Original Allocation will continue as set forth in the Advisory Agreement.

4. Incorporation by Reference. The Advisory Agreement is hereby incorporated by reference and except for the management and incentive fees paid on the Additional
Allocation, all other terms of the Advisory Agreement continue to apply and be in full force and effect. All terms not defined herein have the same meaning as set forth in the Advisory Agreement. The computation of all fees due pursuant to this Amendment will be computed using the same formulae described in the Advisory Agreement, provided, however, that the rate reference in Section 3 above will apply to the Additional Allocation.

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IN WITNESS WHEROF, this Amendment has been executed for an
on behalf of the undersigned as of the day and year first above written:

               Prudential-Bache Capital Return
               Futures Fund 2, L.P.

               By:  Prudential Securities Futures
               Management, Inc., its General Partner

               By: /s/ Eleanor L. Thomas
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               Prudential Securities Futures Management Inc.

               By: /s/ Guy S. Scarpaci
                   --------------------------------------

               Welton Investment Corporation

               By: /s/ Patrick L. Welton
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                    Patrick L. Welton, President